UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 11, 2008
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference. On December 3, 2008, Premier Exhibitions, Inc. concluded that it was likely that Harold W. Ingalls’ and Kelli L. Kellar’s respective contemplated resignations would become effective on January 10, 2009.
Item 8.01 Other Events.
     On November 11, 2008, Mr. Ingalls and Ms. Kellar, the Company’s Chief Financial Officer and Chief Accounting Officer, respectively, provided written notices to the Company indicating that they each plan to exercise a provision in their respective Employment Agreements that would permit them to resign from their positions with the Company in 60 days (i.e., on January 10, 2009) provided that the Company does not remedy the basis for their contemplated resignations described in such notices. Mr. Ingalls’ notice also informed the Company that, should his contemplated resignation as Chief Financial Officer become effective, he also intends to resign as a Director of the Company. Mr. Ingalls’ and Ms. Kellar’s notices are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Notice dated November 11, 2008 from Harold W. Ingalls.

99.2	Notice dated November 11, 2008 from Kelli L. Kellar.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: December 4, 2008	By:	/s/ Arnie Geller
Arnie Geller
Chief Executive Officer